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EXHIBIT 5.1

             FORM OF OPINION OF RUDDY & MUIR, LLP



                                                                  , 2001



United States Securities and Exchange Commission
450 5th Street NW
Judiciary Plaza
Washington, D.C. 20549


                         RE: Delta Mutual, Inc.
                             Registration Statement on Form S-4



Gentlemen:

         We have been requested by Delta Mutual, Inc., a Delaware corporation ("Delta"), to furnish you with our opinions as to the matters hereinafter set forth in connection with the proposed registration under the Securities Act of 1933, as amended ("Act"), and the rules and regulations promulgated thereunder ("Rules"), of _____________________(____________) shares of Delta's common stock
("Shares") to be issued in exchange for substantially all of the assets of Enterprises Solutions, Inc. In this connection, we have examined the Registration Statement proposed to be filed with the Securities and Exchange Commission ("Commission"), and originals, or copies authenticated to our satisfaction, of (a) the Certificate of Incorporation and By-Laws of Delta, in each case, as amended; (b) the Agreement, (c) records of proceedings of the Board of Directors of Delta; and (d) such other documents as we have deemed necessary to form a basis for the opinions hereinafter expressed.

         Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares, when issued and delivered to Enterprises in accordance with the terms and conditions of the Agreement, and subject to any and all restrictions and conditions imposed by the Agreement of Sale and the Escrow Agreement, will be legally issued, fully paid and non-assessable.

         The opinions herein expressed are as of the date of this letter and are subject to appropriate modification as to the events occurring after such date. We express no opinion as to any matter not expressly stated herein and express no opinion concerning any law other than the law of the State of Delaware.

         We hereby consent to the use of this letter as an exhibit to the Registration Statement.


                                                               Very truly yours,